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                              May 13, 1997


Supra & Company, S.E.
A Street #23
Julia Industrial Park
Puerto Nuevo, Puerto Rico 00922
Attn:  Ruben Velez Lebron, President

     Re:  Purchase of Supra's Interest in HDA and Related Matters

Dear Ruben:

     Upon your acceptance, this letter will set forth the agreement among Equus Gaming Company, L.P., a Virginia limited partnership ("Equus"), its affiliate Housing Development Associates S.E., a Puerto Rico special partnership ("HDA"), Supra and Company, S.E., a Puerto Rico special partnership ("Supra"), and its President, Ruben Velez Lebron and his wife Stella Vizcarrondo Wolff (Collectively, "Velez") regarding the purchase by HDA of Supra's partnership interest in HDA and certain related transactions.

     1.   Closing

          a. At the Closing (defined in Section 4 below), HDA shall pay Supra $4.2 million minus the sum of any distributions by HDA to Supra subsequent to April 30, 1997 (the "Payment") by manager or cashier check or wire transfer, and deliver to Supra and Velez original duly executed by HDA, Equus, Interstate General Company, L. P. ("IGC"), Interstate General Properties Limited Partnership, S.E. ("IGP"), El Comandante Operating Company, Inc. ("ECOC"), and Covington and Burling, as applicable, of the forms of General Waiver and Release of Claims attached as Exhibits 1A1, 1A2, 1A3 and 3B hereto (the "Supra Releases"); and
(ii) HDA or Equus shall execute and deliver to Supra and Velez a Promissory Note in the form attached as Exhibit 1A4 hereto (the "Supra Note") in the principal amount of $600,000. The determination of as to which of HDA or Equus shall execute and deliver the Supra Note shall be solely at the discretion of Equus.
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          b.   At the Closing, each of Supra, Velez, IGP, ECOC
and HDA shall execute and deliver to each other a Termination Agreement in the form attached as Exhibit 1B hereto (the "Termination Agreement").

          c. At the Closing, Supra shall (i) deliver to ECOC, each of the following notes (as defined in the Termination Agreement), the Stock Note, the Supra Services Note and the Pre-reorganization Note; and (ii) execute and deliver to ECOC the form of General Waiver and Release attached as Exhibit 1C hereto (the "ECOC Release").

          d. At the Closing, Velez shall (i) deliver to ECOC the Velez Services Note (as defined in the Termination
Agreement), and (ii) execute and deliver to ECOC the ECOC
Release.

          e. At the Closing, Supra and Velez shall execute and deliver to HDA, IGC, IGP, and Equus the form of General Waiver and Release attached as Exhibit 1D hereto (the "HDA/IGC/IGP/Equus
Release").

          f. At the Closing, Supra shall execute and deliver to HDA an Assignment of Partnership Interest in the form attached as
Exhibit 1E hereto granting, assigning and transferring to HDA all of its rights, title and interest as a partner in HDA (the "HDA Partnership Interest"). Such assignment shall be made free and clear of any lien or pledge of its interest in favor of any third party, including, but not limited to, Royal Bank of Canada ("Royal Bank") and General Electric Capital Corporation of Puerto Rico ("GE Capital").

          g. At the Closing, Supra and Velez shall agree to and deliver to Covington and Burling the Supra Release in the form of
Exhibit 3B attached hereto.

     2.   Representations and Warranties

          a. Equus and HDA represent and warrant to Supra and Velez that (i) each has all necessary partnership power and authority to execute, deliver and perform its obligations under this Agreement and the agreements and instruments contemplated hereby to which each is a party, (ii) such execution, delivery and performance will not violate or conflict with any applicable statute, law, regulation or governmental order, or, assuming the consents referred to herein are obtained, any agreement to which either of Equus or HDA is a party; and (iii) this Agreement
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evidences, and, upon execution and delivery, the Supra Note, the
Supra Releases to which either of Equus or HDA is a party, and the Termination Agreement will evidence, the legal valid and binding agreements of Equus and HDA, as applicable, enforceable against Equus or HDA, as applicable, in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights and by general equitable principles.

          b. Supra and Velez represent and warrant to Equus and HDA that (i) each has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and the agreements and instruments contemplated hereby to which each is a party, (ii) such execution, delivery and performance will not violate or conflict with any applicable statute, law, regulation or governmental order, or, assuming the consents and pledge releases referred to herein are obtained, any agreement to which either of Supra or Velez is a party; and (iii) this Agreement evidences, and, upon execution and delivery, the Termination Agreement, the ECOC Release, and the HDA/IGC/IGP/Equus Release will evidence, the legal valid and binding agreements of Supra and Velez, as applicable, enforceable against Supra or Velez, as applicable, in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights and by general equitable principles.

          c. The foregoing representations and warranties shall survive the scheduled Closing Date.


     3.   Closing Conditions:

          a. The obligations of HDA and Equus hereunder to be completed in connection with the Closing are subject to (i) the representations and warranties of Supra and Velez set forth herein being true in all material respects as of the Closing Date, (ii) execution and delivery by Supra and Velez of the agreements and instruments described in Section 1 of this Agreement to which each is a party including delivery to ECOC of all of the notes referred to therein, (iii) filing of a motion by Supra with the Puerto Rico Superior Court - San Juan Part requesting dismissal with prejudice of Supra's complaint dated February 28, 1997 captioned Supra & Company, S.E. v. Housing Development Associates, S.E., et al. (the "Pending Action"), (iv) execution and delivery by Supra, Velez, ECOC and IGP of the Termination Agreement, (v) delivery to HDA and Equus of an
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opinion of counsel to Supra and Velez in form and substance satisfactory to HDA and Equus as to the due authorization, execution and delivery and enforceability of this Agreement and the other agreements and instruments contemplated hereby, (vi) execution and delivery by Supra of the Assignment of Partnership Interest in the form of Exhibit 1E, (vii) HDA obtaining the prior written consent of the holders of a majority in principal amount of the First Mortgage Notes due 2003, issued by El Comandante Capital Corp. and unconditionally guaranteed by HDA (the "Noteholder Consent"), (viii) receipt by HDA of evidence satisfactory to HDA of the release by Royal Bank and GE Capital of their security interests in the HDA Partnership Interest, and
(ix) the absence of any injunction, governmental order, or proceeding prohibiting the consummation, or questioning the validity or legality, of the transactions contemplated hereby.

     b. The obligations of Supra and Velez hereunder to be completed in connection with the Closing are subject to (i) the representations and warranties of Equus and HDA set forth herein being true in all material respects as of the Closing Date; (ii) delivery by HDA of the Payment and the Supra Releases; (iii) execution and delivery by HDA, IGP and ECOC of the Termination Agreement, (iv) delivery to Supra and Velez of opinions of
counsel to HDA,   Equus, IGC, IGP, and ECOC as to the due
authorization, execution, and delivery and enforceability of this Agreement and the Supra Releases, as applicable; (v) delivery by HDA or Equus of the Supra Note; (vi) delivery by HDA of the release attached as Exhibit 3B hereto duly executed by Covington and Burling; (vii) obtaining the lien releases referred to under Sectin 2f; and (viii) the absence of any injunction, governmental order, or proceeding prohibiting the consummation, or questioning the validity or legality, of the transactions contemplated hereby.

     4.   Closing/Termination.

          a.   The closing of the transactions contemplated by
Section 1 hereof (the Closing") shall be held at the offices of Fiddler Gonzalez & Rodriguez on the Closing Date, which shall be at 10:00 a.m. San Juan time on the fifth (5th) business day following notice delivered by HDA to Supra and Velez of receipt by HDA of the Noteholder Consent, or such other date as shall be mutually agreed by the parties hereto.

          b.   Prior to the Closing, this Agreement may be
terminated and the transactions contemplated hereby abandoned:
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          (i)  upon mutual agreement in writing by the parties
               hereto;

          (ii) by Equus or HDA, in the event that as of the scheduled Closing Date the conditions under
               Section 3a to either of their obligations to close have not been satisfied, or

          (iii) by Supra or Velez, in the event that as of the scheduled Closing Date, the conditions under Section 3b to either of their obligations to close have not been satisfied.


     5.   Miscellaneous.

          a. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          b.   This Agreement may be executed in counterparts.

          c. This Agreement and the agreements and instruments to be delivered pursuant hereto set forth the entire agreement among the parties regarding the subject matter hereof and supersede all prior agreements relating to the subject matter hereof. This Agreement and the agreements and instruments to be delivered pursuant hereto may not be amended or modified except by a written instrument executed by the party against whom enforceability is sought.

          d. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico, without regard to the conflict-of-laws rules thereof.

          e. The parties agree that the fair market value of the notes referred to in Sections 1c and 1d is less than the aggregate principal thereof; however, the parties have not agreed upon any allocation of value to any of such notes.

          f.   The execution of this letter agreement shall not
be deemed to curtail or abrogate any rights or obligations each of the parties now have under existing agreement among them; provided that, until Closing or termination of this Agreement Supra and Velez shall not continue to prosecute the Pending
Action except to serve process and/or amend the complaint for purposes other than to add parties thereto.
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     If you agree to the terms outlined above, please countersign in the spaces provided below.

                         Very truly yours,

                         HOUSING DEVELOPMENT ASSOCIATES S.E.

                         By:  Equus Gaming Company, L.P.
                              its managing partner

                              By:  Equus Management Company,
                                   its managing general partner

                                   By:  /s/ Donald G. Blakeman
                                        ------------------------
                                        Donald G. Blakeman
                                        President

                         EQUUS GAMING COMPANY, L.P.

                              By:  Equus Management Company,
                                   its managing general partner

                                   By:   /s/ Donald G. Blakeman
                                         ------------------------
                                         Donald G. Blakeman
                                         President

Agreed to:

SUPRA & COMPANY, S.E.                   /s/ Ruben Velez Lebron
                                        ------------------------
                                        Ruben Velez Lebron

By:  Supra Development Corp.
     its managing general partner


     By:  /s/ Ruben Velez Lebron   /s/ Stella Vizcarrondo Wolff
          ----------------------   ----------------------------
          Ruben Velez Lebron,      Stella Vizcarrondo Wolff
          its President